                                                                    Exhibit 10.7
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                               CREDIT AGREEMENT

                         Dated as of November 17, 1997

                                     among

                        NATIONAL SURGERY CENTERS, INC.,
                                 as Borrower,


                             CERTAIN SUBSIDIARIES,
                                as Guarantors,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   as Agent,

                                      and

                THE OTHER FINANCIAL INSTITUTIONS PARTIES HERETO


                                  Arranged by

                        BANCAMERICA ROBERTSON STEPHENS



================================================================================

                               TABLE OF CONTENTS

Section                                                                  Page

ARTICLE I  DEFINITIONS..................................................   1
     1.1  Certain Defined Terms.........................................   1
     1.2  Other Interpretive Provisions.................................  22
     1.3  Accounting Principles.........................................  23

ARTICLE II  THE CREDITS.................................................  23
     2.1  Amounts and Terms of Commitments..............................  23
     2.2  Loan Accounts.................................................  24
     2.3  Procedure for Borrowing.......................................  24
     2.4  Conversion and Continuation Elections.........................  25
     2.5  Voluntary Termination or Reduction of Commitments.............  26
     2.6  Optional Prepayments..........................................  27
     2.7  Mandatory Prepayments of Loans................................  27
     2.8  Repayment.....................................................  27
     2.9  Interest......................................................  27
     2.10  Fees.........................................................  28
           (a)  Fee Letter..............................................  28
           (b)  Commitment Fees.........................................  28
           (c)  Up-front Fees...........................................  29
     2.11  Computation of Fees and Interest.............................  29
     2.12  Payments by the Company......................................  29
     2.13  Payments by the Banks to the Agent...........................  30
     2.14  Sharing of Payments, Etc.....................................  30
     2.15  Increases to Commitments.....................................  31
     2.16  Extension of the Termination Date............................  34



ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY...................... 34
     3.1  Taxes.......................................................... 34
     3.2  Illegality..................................................... 35
     3.3  Increased Costs and Reduction of Return........................ 36
     3.4  Funding Losses................................................. 36
     3.5  Inability to Determine Rates................................... 37
     3.6  Reserves on Offshore Rate Loans................................ 37
     3.7  Certificates of Banks.......................................... 38
     3.8  Substitution of Banks.......................................... 38
     3.9  Survival....................................................... 38

ARTICLE IV  CONDITIONS PRECEDENT......................................... 38
     4.1  Conditions of Initial Loans.................................... 38
          (a) Credit Agreement and Notes................................. 38
          (b) Resolutions; Incumbency.................................... 39
          (c) Legal Opinions............................................. 39
          (d) Payment of Fees............................................ 39
          (e) Certificate................................................ 39
          (f) Other Documents............................................ 39
     4.2  Conditions to All Borrowings................................... 40
          (a) Notice of Borrowing or Conversion/Continuation............. 40
          (b) Continuation of Representations and Warranties............. 40
          (c) No Existing Default........................................ 40

ARTICLE V  REPRESENTATIONS AND WARRANTIES................................ 40
     5.1  Corporate Existence and Power.................................. 40
     5.2  Corporate Authorization; No Contravention...................... 41
     5.3  Governmental Authorization..................................... 41



     5.4   Binding Effect................................................ 41
     5.5   Litigation.................................................... 41
     5.6   No Default.................................................... 42
     5.7   ERISA Compliance.............................................. 42
     5.8   Use of Proceeds; Margin Regulations........................... 43
     5.9   Title to Properties........................................... 43
     5.10  Taxes......................................................... 43
     5.11  Financial Condition........................................... 43
     5.12  Environmental Matters......................................... 44
     5.13  Regulated Entities............................................ 44
     5.14  No Burdensome Restrictions.................................... 44
     5.15  Copyrights, Patents, Trademarks and Licenses, etc............. 44
     5.16  Subsidiaries.................................................. 44
     5.17  Insurance..................................................... 45
     5.18  Full Disclosure............................................... 45
     5.19  Health Care Regulatory Matters................................ 45

ARTICLE VI  AFFIRMATIVE COVENANTS........................................ 47
     6.1   Financial Statements.......................................... 47
     6.2   Certificates; Other Information............................... 48
     6.3   Notices....................................................... 48
     6.4   Preservation of Corporate Existence, Etc...................... 49
     6.5   Maintenance of Property....................................... 50
     6.6   Insurance..................................................... 50
     6.7   Payment of Obligations........................................ 50
     6.8   Compliance with Laws.......................................... 50
     6.9   Compliance with ERISA......................................... 51



     6.10  Inspection of Property and Books and Records.................. 51
     6.11  Environmental Laws............................................ 51
     6.12  Use of Proceeds............................................... 51
     6.13  Financial Covenants........................................... 51
           (a) Minimum Interest Coverage Ratio........................... 51
           (b) Maximum Consolidated Funded Debt to Cash Flow Ratio....... 52
           (c) Minimum EBITDA............................................ 52
     6.14  Further Assurances............................................ 52

ARTICLE VII  NEGATIVE COVENANTS.......................................... 52
     7.1  Limitation on Liens............................................ 52
     7.2  Disposition of Assets.......................................... 54
     7.3  Consolidations and Mergers..................................... 55
     7.4  Loans and Investments.......................................... 55
     7.5  Limitation on Indebtedness..................................... 55
     7.6  Transactions with Affiliates................................... 56
     7.7  Use of Proceeds................................................ 56
     7.8  Contingent Obligations......................................... 57
     7.9  Joint Ventures................................................. 57
     7.10 Lease Obligations.............................................. 58
     7.11 Restricted Payments............................................ 58
     7.12 ERISA.......................................................... 59
     7.13 Accounting Changes............................................. 59
     7.14 Business Activities............................................ 59
     7.15 Take or Pay Contracts.......................................... 59
     7.16 Modification of Certain Agreements............................. 59

ARTICLE VIII  EVENTS OF DEFAULT.......................................... 59



     8.1  Event of Default..............................................  59
          (a) Non-payment...............................................  59
          (b) Representation or Warranty................................  60
          (c) Specific Defaults.........................................  60
          (d) Other Defaults............................................  60
          (e) Cross-default.............................................  60
          (f) Insolvency; Voluntary Proceedings.........................  60
          (g) Involuntary Proceedings...................................  60
          (h) ERISA.....................................................  61
          (i) Monetary Judgments........................................  61
          (j) Non-monetary Judgments....................................  61
          (k) Change of Control.........................................  61
          (l) Loss of Licenses..........................................  61
          (m) Adverse Change............................................  62
     8.2  Remedies......................................................  62
     8.3  Rights Not Exclusive..........................................  62
     8.4  Certain Financial Covenant Defaults...........................  63

ARTICLE IX  THE AGENT...................................................  63
     9.1  Appointment and Authorization.................................  63
     9.2  Delegation of Duties..........................................  63
     9.3  Liability of Agent............................................  63
     9.4  Reliance by Agent.............................................  64
     9.5  Notice of Default.............................................  64
     9.6  Credit Decision...............................................  65
     9.7  Indemnification...............................................  65
     9.8  Agent in Individual Capacity..................................  66




     9.9  Successor Agent...............................................  66
     9.10  Withholding Tax..............................................  67

ARTICLE X  MISCELLANEOUS................................................  68
     10.1  Amendments and Waivers.......................................  68
     10.2  Notices......................................................  69
     10.3  No Waiver; Cumulative Remedies...............................  70
     10.4  Costs and Expenses...........................................  70
     10.5  Indemnity....................................................  70
     10.6  Payments Set Aside...........................................  71
     10.7  Successors and Assigns.......................................  71
     10.8  Assignments, Participations, etc.............................  71
     10.9  Confidentiality..............................................  73
     10.10 Setoff.......................................................  74
     10.11 Automatic Debits of Fees.....................................  74
     10.12 Notification of Addresses, Lending Offices, Etc..............  74
     10.13 Counterparts.................................................  74
     10.14 Severability.................................................  74
     10.15 No Third Parties Benefited...................................  75
     10.16 Governing Law and Jurisdiction...............................  75
     10.17 Waiver of Jury Trial.........................................  75
     10.18 Entire Agreement.............................................  75

ARTICLE XI  GUARANTY....................................................  76
     11.1  The Guaranty.................................................  76
     11.2  Guaranty Unconditional.......................................  76
     11.3  Discharge Only Upon Payment in Full; Reinstatement in Certain
             Circumstances..............................................  77
     11.4  Waiver.......................................................  77




     11.5  Subrogation..................................................  77
     11.6  Stay of Acceleration.........................................  77
     11.7  Subordination of Indebtedness................................  77


SCHEDULES

Schedule 2.1   Commitments
Schedule 5.5   Litigation
Schedule 5.7   ERISA
Schedule 5.11  Permitted Liabilities
Schedule 5.12  Environmental Matters
Schedule 5.16  Subsidiaries and Minority Interests
Schedule 5.17  Insurance Matters
Schedule 5.19  Health Care Regulatory Matters
Schedule 7.1   Permitted Liens
Schedule 7.5   Permitted Indebtedness
Schedule 7.8   Contingent Obligations
Schedule 10.2  Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A    Form of Notice of Borrowing
Exhibit B    Form of Notice of Conversion/Continuation
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Legal Opinion of Counsel to the Company and the Guarantors
Exhibit E    Form of Assignment and Acceptance
Exhibit F    Form of Promissory Note

                               CREDIT AGREEMENT
                               ----------------


This CREDIT AGREEMENT is entered into as of November 17, 1997, among National Surgery Centers, Inc., a Delaware corporation (the "Company"), those Subsidiaries of the Company that have executed a counterpart hereof as a "Guarantor" (the "Guarantors"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually each, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks.

WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

I.1 Certain Defined Terms. Unless otherwise specified, the following terms have the following meanings:

"AAAHC" means the Accreditation Association for Ambulatory Health Care.

"Acquisition" means the acquisition by the Company or any of its Subsidiaries of a Permitted Business (or any interest therein) that has commenced operations prior to such acquisition, including any transaction, or series of related transactions, by the Company or any of its Subsidiaries involving the sale, transfer, lease, contribution or other conveyance of assets or capital stock, limited liability company interests, partnership units or other equity or ownership interests of any Person (including, where applicable, accounts receivable or other intangible assets of such Person) to the Company or any of its Subsidiaries.

"Affected Bank"  see Section 3.8.

"Affiliate" means, as to any Person, any other Person (other than a Subsidiary or a Minority Owned Person) which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the subject Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.9.

"Agent-Related Persons" means BofA and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Agent's Payment Office" means the address for payments set forth on Schedule
10.2 in relation to the Agent, or such other address as the Agent may from time to time specify.

"Agreement" means this Credit Agreement.

"Applicable Margin" means, with respect to any Fiscal Quarter, the Applicable Margin set forth below applicable to the Debt to EBITDA Ratio on the last day of such Fiscal Quarter indicated as follows:


                                         Applicable Margin
                                         -----------------

Debt to EBITDA                                        Offshore Rate
Ratio                                  Base Rate Loans
--------------------------------------------------------------------
Greater than 2.50:1                         0.650%        1.650%

Greater than 2.00:1
and less than or
equal to 2.50:1                             0.350%        1.350%

Greater than 1.50:1
and less than or
equal to 2.00:1                             0.000%        1.000%

Greater than 1.00:1
and less than or
equal to 1.50:1                             0.000%        0.750%

Less than or
equal to 1.00:1                             0.000%        0.625%

provided, that the Applicable Margin shall be adjusted, to the extent applicable, 60 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 105 days) after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio determined as of the last day of such Fiscal Quarter; provided, further, that if the Company fails to deliver the financial statements required by
Section 6.1 and the related certificate required by Section 6.2 by the 60th day (or, if applicable, the 105th day) after the end of any Fiscal Quarter, the Applicable Margin shall be deemed to be, until such financial statements are delivered, the Applicable Margin which applies when the Debt to EBITDA Ratio is greater than 2.50:1.

Solely for the purpose of determining the Applicable Margin and for no other purpose, the Debt to EBITDA Ratio shall be calculated as of the last day of each Fiscal Quarter on a pro forma basis as if any Acquisitions had occurred, or any resulting Indebtedness been incurred, as of the first day of the four-Fiscal Quarter period then ended, using for the pro forma calculation, where applicable, the actual historical financial results of the acquired Person or assets in respect of the preceding four-Fiscal Quarter period; provided that the pro forma EBITDA of any Person acquired pursuant to any such Acquisition may be adjusted to take into account salaries and other expenses which will be eliminated upon the completion of such Acquisition.

"Arranger" means BancAmerica ROBERTSON STEPHENS, a Delaware corporation.

"Assignee" see subsection 10.8(a).

"Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

"Bank" see the preamble.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
(S)101, et seq.).

"Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate for such date; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means a Loan that bears interest at a rate based on the Base Rate.

"BofA" means Bank of America National Trust and Savings Association, a national banking association.

"Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

"Borrowing Date" means any date on which a Borrowing occurs under Section 2.3.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

"Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

"Capitalized Lease Liabilities" means the portion of all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is required to be shown on the Company's consolidated balance sheet in respect of any lease or similar arrangement classified as a capital lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Change of Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rules 13d-3 and 13d5 under the Exchange Act) of 30% or more of the outstanding shares of voting stock of the Company or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board of directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

"Closing Date" means the date on which all conditions precedent set forth in
Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

"Code" means the Internal Revenue Code of 1986.

"Commitment", as to each Bank, has the meaning specified in Section 2.1.

"Commitment Date"  see subsection 2.15(b).

"Commitment Increase"  see subsection 2.15(a).

"Company"  see the preamble.

"Compliance Certificate" means a certificate substantially in the form of Exhibit C.

"CON" means a certificate of need or other license or permit issued by a state health facilities planning board or similar agency or body required for the construction, expansion, or investment in a health facility or a Permitted Business.

"Consolidated Interest Expense" means, for any period, the aggregate interest expense of the Company and its Subsidiaries, in each case for such period, as determined on a consolidated basis in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements and the portion of any Capitalized Lease Liabilities allocable to consolidated interest expense.

"Consolidated Net Income" means, for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of the Company and its Subsidiaries, in each case for such period; provided that (i) the net income (but not loss) of any Subsidiary, or of any other Person accounted for by the equity method of accounting, shall be excluded to the extent and for the period of time that the declaration or payment of dividends or similar distributions by such Subsidiary or other Person of such net income is not permitted without prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or Person or the stockholders of such Subsidiary or Person, provided, further, that, notwithstanding any of the foregoing, such net income shall be included to the extent and for the period of time that such dividends or similar distributions are paid in cash; (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iii) the cumulative effect of a change in accounting principles shall be excluded.

"Consolidated Total Assets" means, as of any date of determination thereof, the total amount of all of the consolidated assets of the Company and its Subsidiaries determined in accordance with GAAP.

"Contingent Obligation" means, as to any Person, any direct or indirect liability for the payment of money of that Person, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation for the payment of money (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable, for reimbursement of drawings or other payments made hereunder; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

"Conversion/Continuation Date" means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Offshore Rate Loans having Interest Periods expiring on such date.

"Debt" means the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries of the nature referred to in clauses (a), (b), (c), (d),
(e), (f) and (h) of the definition of "Indebtedness", and all amounts then due under Swap Contracts.

"Debt to EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

(a) the amount of Debt of the Company and its Subsidiaries outstanding on such date to

(b) the aggregate EBITDA of the Company and its Subsidiaries for the four consecutive Fiscal Quarters then ended.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Development" means the acquisition, construction, equipping, installation or development by the Company or any of its Subsidiaries of a Permitted Business (or an interest therein) that has not commenced operations prior to such acquisition, construction, equipping, installation or development, including any transaction, or series of related transactions, by the Company or any of its Subsidiaries involving the sale, transfer, lease, contribution or other conveyance of assets or capital stock, limited liability company interests, partnership units or other equity or ownership interests of any Person (including, where applicable, accounts receivable or other intangible assets of such Person) to the Company or any of its Subsidiaries.

"Dollars", "dollars" and "$" each mean lawful money of the United States.

"Earnout" means, with respect to any Person, any obligation with respect to such Person, whether contingent or otherwise, to pay a deferred purchase price for property or services based on contractually-agreed performance criteria.

"EBITDA" means, for any period, the sum of

(a) Consolidated Net Income before extraordinary items (as defined by GAAP) for such period,

plus

(b) Consolidated Interest Expense for such period, in each case deducted in determining Consolidated Net Income for such period, if any,

plus

(c) all United States Federal, state, local and foreign income taxes of the Company and its Subsidiaries, in each case deducted in determining Consolidated Net Income for such period, if any,

plus

(d) all amortization of assets (including goodwill and other intangible assets (including noncompetition agreements)) of the Company and its Subsidiaries, in each case deducted in determining Consolidated Net Income for such period, plus

(e) all depreciation of assets of the Company and its Subsidiaries, in each case deducted in determining Consolidated Net Income for such period.

provided that, if the Majority Banks consent in their sole discretion, EBITDA shall be determined on a pro forma basis giving effect to the Acquisition of an acquired company or assets as if such Acquisition had occurred on the first day of such period. The Company shall provide to the Majority Banks a computation (in form and substance reasonably satisfactory to the Majority Banks) of its proposed pro forma EBITDA together with reasonable details showing the supporting information therefor.

"EBT" means, for any period, the sum of Consolidated Net Income for such period (before extraordinary items, as defined by GAAP, for such period) and all United States Federal, state, local and foreign income taxes of the Company and its Subsidiaries, in each case deducted in determining Consolidated Net Income for such period.

"Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) a Person organized under the laws of the United States or a state thereof that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

"Environmental Claims" means all written claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

"Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health and safety matters.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

"Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

"Event of Default" means any of the events or circumstances specified in Section 8.1.

"Exchange Act" means the Securities and Exchange Act of 1934.

"Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

"Fee Letter"  see subsection 2.10(a).

"Fiscal Quarter" means any quarter of a Fiscal Year.

"Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1988 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

"FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

"Funded Debt" means, as of any date of determination, (i) the Loans and (ii) all other Indebtedness of the Company and its Subsidiaries (on a consolidated basis, eliminating intercompany items) that matures more than one year from the date of determination, or matures within one year of such date but is renewable or extendable, at the option of the debtor to a date more than one year from such date (in each case including amounts of Funded Debt required to be paid or prepaid within one year from the date of determination).

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guaranteed Obligations" means all Obligations whether or not (a) for the payment of money or the performance or nonperformance of any act, (b) arising or accruing before or after the filing by or against the Company of a petition under the Bankruptcy Code or (c) allowable under Section 502(b)(2) of the Bankruptcy Code.

"Guarantor"  see the preamble.

"Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

"HCFA" means the Health Care Financing Administration of HHS and any Person succeeding to the functions thereof.

"Health Facility License" means a license or permit to provide surgical or other health-related services or otherwise operate a Subsidiary, including any permit, where applicable, under Medicare Regulations, Medicaid Regulations or applicable state laws.

"HHS" means the Department of Health and Human Services and any Person succeeding to the functions thereof.

"Increase Date"  see subsection 2.15(a).

"Increasing Bank"  see subsection 2.15(c).

"Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all noncontingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Liabilities; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

"Indemnified Liabilities"  see Section 10.5.

"Indemnified Person"  see Section 10.5.

"Independent Auditor"  see subsection 6.1(a).

"Ineligible Securities"  see subsection 7.7(c).

"Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

"Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls on each three-month anniversary of the beginning of such Interest Period shall also be an Interest Payment Date.

"Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending either on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)  no Interest Period shall extend beyond the Termination Date.

"IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

"JCAHO" means the Joint Commission on Accreditation of Health Organizations.

"Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

"Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

"Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

"Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan, or an Offshore Rate Loan (each, a "Type" of Loan), and includes any Revolving Loan.

"Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

"Majority Banks" means at any time at least two Banks then holding, in the aggregate, in excess of 50% of the Commitments, or, if the Commitments have been terminated, Banks then having in excess of 50% of the then aggregate unpaid principal amount of the Loans.

"Majority Ownership Interest" means the ownership, either directly or indirectly, of more than 50% of the capital stock, limited liability company interests, partnership units or other equity or ownership interests of a Person.

"Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Company or any Material Subsidiary to perform its respective obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Material Subsidiary of any Loan Document.

"Material Subsidiary" means and includes any Subsidiary where either:

(i) the portion of the Company's EBT which such Subsidiary contributed during the preceding four Fiscal Quarters exceeded 5%; or

(ii) the portion of Consolidated Total Assets which were attributable to such Subsidiary as at the end of the preceding Fiscal Quarter exceeded 5%.

"Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396, et seq.) and any successor thereto.

"Medicaid Certification" means certification by a state agency that the health facility fully complies in all material respects with all the requirements for participation in the Medicaid Regulations.

"Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health facility under which the agency agrees to pay for services provided by the health facility to qualified Medicaid beneficiaries in accordance with the terms of the agreement and Medicaid Regulations.

"Medicaid Regulations" means, collectively, (i) all Federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396, et seq.), (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (i), (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii), and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing.

"Medicare" means the health insurance program established by Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395, et seq.) and any successor thereto.

"Medicare Certification" means certification by HCFA or a state agency or entity under contract with HCFA that the health facility complies with all the requirements for participation set forth in the Medicare Regulations.

"Medicare Provider Agreement" means an agreement entered into between HCFA or a state agency under contract with HCFA and a health facility under which HCFA agrees to pay for services provided by the health facility to qualified Medicare beneficiaries in accordance with the terms of the agreement and Medicare Regulations.

"Medicare Regulations" means, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395, et seq.), together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities including HHS, HCFA, the Office of the Inspector General of HHS, or any Person succeeding to the functions of any of the foregoing (whether or not having the force of law).

"Minority Owned Person" means, with respect to the Company or any Subsidiary of the Company, any Person of which less than 50% of the voting stock, limited liability company interests, partnership units or other equity or ownership interests is owned or controlled directly or indirectly by the Company, or one or more Subsidiaries of the Company, or a combination thereof.

"Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

"New Bank"  see subsection 2.15(e).

"Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

"Notice of Borrowing" means a notice in substantially the form of Exhibit A.

"Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

"Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified

Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

"Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Agent as follows:

                               LIBOR
Offshore Rate = ------------------------------------
                1.00 - Eurodollar Reserve Percentage

where:

"Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

"LIBOR" means the rate of interest per annum determined by the Agent (rounded upward, if necessary, to the next 1/16th of 1%) as the rate of interest at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

"Offshore Rate Loan" means a Loan that bears interest based on the Offshore
Rate.

"Organization Documents" means, with respect to any Person other than an individual, where applicable, the certificate or articles of incorporation, organization or formation, the bylaws or limited liability company agreement, any certificate of designation or instrument relating to the rights of preferred shareholders of the corporation, any shareholder rights agreement, all applicable resolutions of the board of directors (or any committee thereof) of such Person, the partnership agreement establishing the partnership, the joint venture agreement establishing the Joint Venture, the instrument establishing the trust, or any other constitutive documents.

"Originating Bank" see section 10.8(d).

"Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

"Participant" see subsection 10.8(d).

"PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

"Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

"Permitted Acquisition" means, with respect to the Company or any Subsidiary of the Company, an Acquisition by the Company or such Subsidiary of the Company, as the case may be, and as to which;

(a) the Person whose equity or ownership interests are to be acquired or the Person whose assets are the subject of the Acquisition is not an Affiliate of the Company or of any Subsidiary of the Company;

(b) if required by law or the Organization Documents of the Person whose equity or ownership interests or property is the subject of such Acquisition, the Acquisition has been approved by the board of directors (or similar governing body) of the Person in whom equity or ownership interests are to be acquired or of the Person whose assets were the subject of the Acquisition, or by any committee thereof or authorized officers as provided by such board of directors, and such board or persons have not commenced any litigation to oppose such Acquisition;

(c) the Company has received all necessary approvals relating to such Acquisition as are customary and usual for similar transactions, including, where applicable, the approval of the Company's board of directors;

(d) unless otherwise established by the consent of the Banks prior to such Acquisition, the Company or any of its Subsidiaries, after giving effect to such Acquisition, will have a Majority Ownership Interest in the Person owning the Permitted Business subject to such Acquisition;

(e) at the time of such Acquisition, the Company is in compliance with all financial covenants required under the Loan Documents, including those specified in Section 6.13 (provided, that none of the cashflow generated prior to the date of such Acquisition by any Person that was not a Subsidiary, or a Minority Owned Person of the Company or of any

Subsidiary of the Company, prior to the date of the Acquisition may be taken into account in determining compliance with such financial covenants);

(f) if the written consent of the Majority Banks is required under clauses (g) or (h) hereof, the Banks have received written notice of such Acquisition at least 30 days' prior to the consummation of such Acquisition, such notice to indicate (i) the location of the property or the Person whose equity or ownership interests are to be acquired, (ii) the price which the Company or any of its Subsidiaries has agreed to pay for such property or equity or ownership interests and (iii) a brief description of such property or Person;

(g) the Majority Banks, in their sole and absolute discretion, have delivered to the Company their written consent to any Acquisition, whether or not financed hereunder, for which total consideration to be paid exceeds $10,000,000, including Earnout provisions, if any;

(h) the Majority Banks, in their sole and absolute discretion, have delivered to the Company their written consent to any Acquisition, whether or not financed hereunder, for which total consideration paid exceeds $5,000,000 and the purchase multiple exceeds pretax income multiplied by eight; and

(i) where the Company owns 100% of the Person whose equity or ownership interests are acquired upon the consummation of the Acquisition, such Person has become a party to this Agreement as a Guarantor, provided that the obligations of such Person as a Guarantor under Article XI of this Agreement shall terminate if such Person thereafter ceases, in accordance with the terms of this Agreement, to be a Wholly-Owned Subsidiary of the Company.

"Permitted Business" means either (a) any business which provides surgical services but not long-term care, or (b) any activity, business or service ancillary, complementary or related to surgical services other than long-term care.

"Permitted Development" means, with respect to the Company or any Subsidiary of the Company, a Development as to which:

(a) the Company has received all necessary approvals relating to such Development as are customary and usual for similar transactions, including, where applicable, the approval of the Company's board of directors;

(b) unless otherwise established by the consent of the Banks prior to such Development, the Company or any of its Subsidiaries, after giving effect to such Development, will have a Majority Ownership Interest in the Person owning the Permitted Business subject to such Development;

(c) at all times during the Development, the Company is in compliance with all financial covenants required under the Loan Documents, including those specified in Section 6.13;

(d) if the written consent of the Majority Banks is required under clauses (e) or (f) hereof, the Banks have received written notice of such Development at least 30 days' prior to the consummation of such Development, such notice to indicate (i) the location of the property or the Person to be developed, (ii) the price which the Company or any of its Subsidiaries has agreed to pay for such property or the equity or ownership interests of such Person and (iii) a brief description of such property or Person;

(e) the Majority Banks, in their sole and absolute discretion, have delivered to the Company their written consent to any Development which will be financed hereunder, and for which total consideration to be paid exceeds $5,000,000; and

(f) the Majority Banks, in their sole and absolute discretion, have delivered to the Company their written consent to any Development, which will not be financed hereunder, and for which total consideration to be paid exceeds $10,000,000.

"Permitted Investment" means, with respect to the Company or any Subsidiary of the Company, any Acquisition or Development which, (i) in the case of an Acquisition, meets all the requirements of the definition of "Permitted Acquisition" in Section 1.1 except for clause (d) thereof or, (ii) in the case of a Development, meets all the requirements of the definition of "Permitted Development" in Section 1.1 except for clause (b) thereof.

"Permitted Liens" see Section 7.1.

"Permitted Transaction" means, as the context may require, a Permitted Acquisition or a Permitted Development.

"Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, or Governmental Authority.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

"Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

"Replacement Bank" see Section 3.8.

"Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

"Revolving Loan" see Section 2.1.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Subordinated Debt" means all unsecured Indebtedness of the Company or its Subsidiaries for borrowed money which is subordinated, upon terms reasonably satisfactory to the Banks, in right of payment to the payment in full in cash of all Obligations, including certain Indebtedness set forth in Schedule 7.5.

"Subsidiary" of a Person means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock, limited liability company interests, partnership units or other equity or ownership interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

"Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

"Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

"Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

"Termination Date" means the earlier to occur of:

(a)  November 17, 2000 (as such date may be extended pursuant to Section 2.16);
     and

(b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

"Type" has the meaning specified in the definition of "Loan."

"Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"United States" and "U.S." each means the United States of America.

"Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

I.2 Other Interpretive Provisions. Unless the context otherwise clearly requires:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term "including" is not limiting and means "including without limitation."

(iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The table of contents, captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

I.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

II.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding amount set forth on Schedule 2.1 (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, or increased under Section 2.15, the Bank's "Commitment"); provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

II.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay when due any amount owing with respect to the Loans.

(b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, in addition to loan accounts. Each such Bank may endorse on the schedules annexed to its Note(s) the date, amount, type, interest rate and maturity of each Loan made by such Bank to the Company and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

II.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent (i) in the case of Base Rate Loans, prior to 10:00 a.m. (Chicago time) on the requested Borrowing Date and (ii) in the case of Offshore Rate Loans, prior to 12:00 noon on the third Business Day prior to the requested Borrowing Date, specifying:

(A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof;

(B)  the requested Borrowing Date, which shall be a Business Day;

(C)  the Type of Loans comprising the Borrowing; and

(D) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

provided, however, that with respect to the Borrowing, if any, to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 12:00 noon (Chicago time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

(b) The Agent will promptly notify each Bank of the Agent's receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

(c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

(d) After giving effect to any Borrowing, there may not be more than seven different Interest Periods in effect.

II.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

(i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Loans of the other Type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) as Offshore Rate Loans;

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

(b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than 12:00 noon (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans (or parts thereof) are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans (or parts thereof) are to be converted into Base Rate Loans, specifying:

(A)  the proposed Conversion/Continuation Date;

(B) the aggregate amount of Loans (or parts thereof) to be converted or continued;

(C)  the Types of Loans resulting from the proposed conversion or continuation;
     and

(D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Bank of the Agent's receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

(e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

(f) After giving effect to any conversion or continuation of Loans, there may not be more than seven different Interest Periods in effect.

II.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased (including increases under Section 2.15). Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

II.6 Optional Prepayments. Subject to Section 3.4, the Company may, at any time or from time to time, prior to 10:00 a.m. (Chicago time) on any Business Day, ratably prepay Loans, without premium or penalty (other than as contemplated by Section 3.4(d)), in whole or in part, in minimum amounts of $500,000 or any multiple of $500,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of the Agent's receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

II.7 Mandatory Prepayments of Loans. Subject to Section 3.4, on each date when any reduction in any Bank's Commitment pursuant to Section 2.5 shall become effective, the Company shall make a mandatory prepayment of the principal amount of all applicable Loans equal to the excess, if any, of the aggregate principal amount of such Loans over such Commitment as so reduced. Pursuant to such mandatory prepayment, Base Rate Loans shall be prepaid first, followed by Offshore Rate Loans in the manner elected by the Company or, if no such election is made, in the inverse order of maturity.


II.8  Repayment.   The Company shall repay to the Banks on the Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

II.9 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loans under Section 2.4), plus the Applicable Margin.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the continuance of any Event of Default, interest shall be paid on demand of the Agent at the request or with the written consent of the Majority Banks.

(c) Notwithstanding subsection (a) of this Section, while any Event of Default is continuing or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the sum of the Offshore Rate or the Base Rate, as the case may be, and the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2% per annum; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the sum of the Applicable Margin, the Base Rate and 2% per annum.

(d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

II.10 Fees. (a) Fee Letter. The Company shall pay the fees as required by the letter agreement ("Fee Letter") among the Company and the Arranger and Agent dated September 11, 1997.

(b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter at the applicable rate per annum set forth in the table below. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1997 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5, the accrued commitment fee calculated with respect to such portion of the Commitments as is reduced or terminated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article IV are not met.

Debt to EBITDA Ratio            Commitment Fee
---------------------           ---------------
Greater than 2.50:1             0.400%

Greater than 2.00:1 and
less than or equal to
2.50:1                          0.350%

Greater than 1.50:1 and
less than or equal to
2.00:1                          0.300%

Greater than 1.00:1 and
less than or equal to
1.50:1                          0.250%

Less than or equal to 1.00:1    0.200%

provided, that the Commitment Fee shall be adjusted, to the extent applicable, 60 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 105 days) after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio determined as of the last day of such Fiscal Quarter; provided, further, that if the Company fails to deliver the financial statements required by Section 6.1 and the related certificate required by Section 6.2 by the 60th day (or, if applicable, the 105th day) after the end of any Fiscal quarter, the Commitment Fee shall be deemed to be, until such financial statements are delivered, the Commitment Fee which applies when the Debt to EBITDA Ratio is greater than 2.50:1.

(c) Up-front Fees. The Company agrees to pay to each Bank at the Closing Date an up-front fee of 0.15% of that Bank's Commitment.

II.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks absent manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

II.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

II.13 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

II.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

II.15 Increases to Commitments. (a) The Company may, at any time, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an amount not to exceed $20,000,000 in excess of the aggregate amount of the Commitments as of the date of this Agreement (the "Commitment Increase") to be effective as of a date (the "Increase Date") specified in the related notice to the Agent that is (i) prior to the scheduled Termination Date and (ii) at least 15 Business Days after the date of such notice; provided, however, that (1) in no event shall the aggregate amount of the Commitments at any time exceed $80,000,000 without the consent of all Banks and (2) no Event of Default or Default shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result of the Commitment Increase.

(b) The Agent shall promptly notify the Banks of the request by the Company for the Commitment Increase, which notice shall include (A) the proposed amount of the requested Commitment Increase, (B) the proposed Increase Date, (C) the date by which Banks wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"), which date shall be no later than five Business Days prior to the Increase Date and (D) the fees, if any, to be paid by the Company to the Banks and other financial institutions participating in the proposed Commitment Increase.

(c) Each Bank that is willing to participate in such requested Commitment Increase (each, an "Increasing Bank") shall give written notice to the Agent no later than 10:00 a.m. (Chicago time) on the Commitment Date of the amount by which it is willing to increase its Commitment, which amount shall not exceed the amount of the requested Commitment Increase. It shall be in each Bank's sole discretion whether to offer to increase its Commitment in connection with the proposed Commitment Increase. If the Banks notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the Commitment Increase shall be allocated among the Banks willing to participate therein in the manner specified by the Company and the Agent.

(d) Promptly following the Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Banks are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Banks are willing to participate in the requested Commitment Increase on the Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more financial institutions acceptable to the Agent and willing to participate in any portion of the requested Commitment Increase that has not been committed to by the Banks on the Commitment Date; provided, however, that the Commitment of each such financial institution shall be in a minimum aggregate amount of the lesser of (x) $5,000,000 or (y) the remaining uncommitted amount of the requested Commitment Increase.

(e) On the Increase Date, each financial institution that accepts an offer to participate in the requested Commitment Increase as a Bank in accordance with subsection 2.15(d) shall become a Bank party to this Agreement as of the Increase Date (each a "New Bank") and the Commitment of each Increasing Bank for the requested Commitment Increase shall be increased as of the Increase Date by the amount set forth in its notice delivered to the Agent in accordance with subsection 2.15(c) (or by the amount allocated to such Bank pursuant to the last sentence of subsection 2.15(c)); provided, however, that the Agent shall have received on or before noon (Chicago time) on the Increase Date the following, each dated such date, and in sufficient copies for each Bank:

(i) (A) a certificate of a duly authorized officer of the Company stating that no Default or Event of Default has occurred and is continuing, or would result from the Commitment Increase, (B) certified copies of resolutions of the board of directors of the Company or committee thereof or authorized officers as provided by the board of directors approving the Commitment Increase and the corresponding modifications to this Agreement and the Notes, (C) opinions of counsel to the Company, in form and substance reasonably satisfactory to the Agent and, as to legal matters, its counsel and (D) such other approvals, certificates or documents as any Bank through the Agent may reasonably request in connection with the Commitment Increase;

(ii) a counterpart of this Agreement duly executed by each New Bank; and

(iii) confirmation from each Increasing Bank of the increase in the amount of its Commitment, in a writing satisfactory to the Company and the Agent.

(f) On the Increase Date, upon fulfillment of the conditions set forth in subsection 2.15(e) the Agent shall notify the Banks and the Company, on or before 1:00 p.m. (Chicago time), by facsimile of the occurrence of the Commitment Increase to be effected on the Increase Date and the Company and the Agent shall amend Schedule 2.1 to reflect the increased Commitments on such date. Each Increasing Bank and each New Bank shall, before 2:00 p.m. (Chicago time) on the Increase Date, make available to the Agent in immediately available funds, (A) in the case of any New Bank, an amount equal to such New Bank's ratable portion of the Loans then outstanding (calculated based on its Pro Rata Share after giving effect to the Commitment Increase) and (B) in the case of any Increasing Bank, an amount equal to the excess of (1) such Increasing Bank's ratable portion of the Loans then outstanding (calculated based on its Pro Rata Share after giving effect to the relevant Commitment Increase) over (2) such Increasing Bank's ratable portion of the Loans then outstanding (calculated based on its Pro Rata Share without giving effect to the relevant Commitment Increase). After the Agent's receipt of such funds from each such Increasing Bank and each such New Bank, the Agent will promptly thereafter cause to be distributed like funds to the other Banks in an amount to each other Bank such that the aggregate amount owing to each Bank after giving effect to such distribution equals such Bank's Pro Rata Share of the Loans then outstanding (calculated after giving effect to the Commitment Increase). If the Increase Date shall occur on a date that is not the last day of the Interest Period for all Borrowings of Offshore Rate Loans then outstanding, (x) the Company shall pay any amounts owing pursuant to Section 3.4 as a result of the distributions to Banks under this subsection 2.15(f) and (y) for each outstanding Borrowing of Offshore Rate Loans, the respective Loans made by the Increasing Banks and the New Banks pursuant to this subsection 2.15(f) shall be deemed to be funded at the applicable Offshore Rate for such Loan.

2.16 Extension of the Termination Date. Unless the Commitments shall have been terminated in their entirety or an Event of Default or Default has occurred and is continuing, not earlier than the 90th day prior to the date which is one year prior to the then-scheduled Termination Date, the Company may request the Agent and the Banks to extend the Termination Date for an additional one-year period. The Termination Date may be so extended on not more than two occasions. The Agent and the Banks have no obligation to extend the Termination Date and any decision to extend the Termination Date must be agreed to by the Agent and all Banks. Any decision to extend the Termination Date shall be in the sole and absolute discretion of the Agent and the Banks and shall be evidenced by a writing executed by each of them. The failure of any Person to respond to a request for such an extension within 30 days of such request shall be deemed a decision not to so extend.


                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

III.1 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

(b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Agent makes written demand therefor.

(c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)  the Company shall make such deductions and withholdings;

(iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

(d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

III.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

(b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

(c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent, that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

(d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

III.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

(b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

III.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

(a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

(b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

(c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

(d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period, provided that this Section 3.4 shall not apply in respect of any Bank which, under Section 2.13(a), does not make an amount available to the Agent on the Business Day following any Borrowing Date; or

(e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

III.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

III.6 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 Business Days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 Business Days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 Business Days from receipt of such notice.

III.7 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company absent manifest error.

III.8 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, the Company may:
(i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) above shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

III.9 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

IV.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent has received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

(a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

(b)  Resolutions; Incumbency.

(i) Copies of the resolutions of the boards of directors of the Company and each Subsidiary party hereto as a Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

(ii) A certificate of the Secretary or Assistant Secretary of each of the Company and each Subsidiary party hereto as a Guarantor certifying the names and true signatures of the officers of the Company or such Subsidiary, as applicable, authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(c)  Legal Opinions.

(i) an opinion of Bell, Boyd & Lloyd, counsel to the Company and the Guarantors and addressed to the Agent and the Banks, substantially in the form of Exhibit D; and

(ii) a favorable opinion of Mayer, Brown & Platt, special counsel to the Agent.

(d) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid reasonable fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of BofA to the extent invoiced at least two Business Days prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.4(a);

(e) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

(i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

(ii) no Default or Event of Default exists; and

(iii) there has occurred since December 31, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(f) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

IV.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

(a) Notice of Borrowing or Conversion/Continuation. The Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

(b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

(c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or such continuation or conversion.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date that the conditions in this Section
4.2 are satisfied.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

The Company represents and warrants to the Agent and each Bank that:

V.1 Corporate Existence and Power. The Company and each of its Subsidiaries:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where failure to do so would have a Material Adverse Effect; and

(d) is in compliance with all Requirements of Law in respect of the conduct of its business and the ownership of its properties; except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

V.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is a party have been duly authorized by all necessary corporate action, and do not and will not:

(a) contravene the terms of any of that Person's Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c) violate any Requirement of Law.

V.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

V.4 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

V.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

V.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any material Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

V.7 ERISA Compliance. Except as specifically disclosed in Schedule 5.7:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received or applied for a favorable determination letter from the IRS, if required, and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification so received or cause such application to be denied. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability exceeding $5,000,000 under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability exceeding $5,000,000 (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

V.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

V.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

V.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

V.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Year ended on that date, and the unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 1997, and the related unaudited consolidated statements of income and cash flows for the nine-month fiscal period ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments;

(ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) Since September 30, 1997, there has been no Material Adverse Effect.
V.12 Environmental Matters. To the best of the Company's knowledge, its business, operations and properties are in compliance with existing Environmental Laws. There are no pending or, to the best of the Company's knowledge, threatened Environmental Claims against the Company or any property owned by the Company, except as specifically disclosed in Schedule 5.12. Notwithstanding anything to the contrary in this Section 5.12, the representations made in this Section 5.12 shall be untrue only if the aggregate effect of any noncompliance with such representations would reasonably be expected to have a Material Adverse Effect.

V.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

V.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

V.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as such use otherwise would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except as such infringement would not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

V.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

V.17 Insurance. Except as specifically disclosed in Schedule 5.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

V.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

V.19 Health Care Regulatory Matters.

(a) Except as disclosed on Schedule 5.19 and except where noncompliance does not and would not reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), operations, assets, business, properties or prospects of the Company and its Subsidiaries on a consolidated basis, each Subsidiary, including any Person who becomes a Subsidiary pursuant to any Permitted Acquisition or Permitted Development, has:

     (i) where required by applicable law, obtained all required CONs for the operation of any Permitted Business created by such Subsidiary or investment in such Subsidiary;

     (ii) obtained and maintains in good standing all Health Facility Licenses necessary to operate such Subsidiary as a Permitted Business;

     (iii) obtained and maintains, where appropriate, Medicaid Certification and Medicare Certification with respect to such Subsidiary to the extent required for reimbursement under the Medicaid Regulations or the Medicare Regulations, as the case may be; and

     (iv) entered into and maintains in good standing, where appropriate, its Medicaid Provider Agreement and its Medicare Provider Agreement with respect to such Subsidiary to the extent required for reimbursement under the Medicaid Regulations or the Medicare Regulations, as the case may be.

(b) The Company and its Subsidiaries, including any Person who becomes a Subsidiary, will use their best efforts to maintain any certifications received from the JCAHO or the AAAHC or any such other applicable accrediting body to the extent required, and to obtain such certifications from the JCAHO or the AAAHC or any such other applicable accrediting body not obtained as at the Effective Date, if failure to maintain or obtain such certifications would reasonably be expected to constitute a Material Adverse Effect.

(c) Except as disclosed on Schedule 5.19, all necessary steps have been or are being taken to secure the renewal of any Health Facility License, Medicaid Provider Agreement or Medicare Provider Agreement issued with respect to any Subsidiary that is to expire within 60 days after the date of execution and delivery of this Agreement by the Banks, and there is no reasonable basis known to the Company or its Subsidiaries that any such renewal will not be obtained.

(d) Except as disclosed on Schedule 5.19, there are no proceedings pending, or, to the best knowledge of the Company or any Subsidiary after due inquiry, threatened by any Governmental Authority seeking to modify, revoke or suspend any Health Facility License, or, to the extent required for reimbursement, Medicaid Provider Agreement, Medicare Provider Agreement, Medicare Certification or Medicaid Certification with respect to any Subsidiary, nor is there pending any governmental investigation or inquiry which might result in fines or penalties which could materially adversely affect any Subsidiary. Since the date of the most recent Medicare Certification and Medicaid Certification with respect to each Subsidiary (where applicable), to the best knowledge of the Company or any of its Subsidiaries after due inquiry, neither the Company nor any Subsidiary has taken any action that would materially adversely affect the Certification or the Medicare Provider Agreement or Medicaid Provider Agreement with respect to such Subsidiary.

(e) Neither the Company, any Subsidiary, any Affiliate nor any officer or director of the foregoing has engaged in any of the following: (i) knowingly and wilfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under Medicare or Medicaid; (ii) knowingly and wilfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and wilfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid. With respect to this subsection 5.19(e), knowledge by a Responsible Officer of the Company or of a Subsidiary of any events described in this subsection 5.19(e) shall not be imputed to the Company or such Subsidiary unless such knowledge was obtained or learned by such Responsible Officer in his or her official capacity as a Responsible Officer of the Company or such Subsidiary. No activity of the Company, any Subsidiary, any Affiliate or any director or officer of the foregoing shall be considered to be a breach of this subsection 5.19(e) unless the Company, a Subsidiary or an Affiliate of the foregoing has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

VI.1 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

(a) as soon as available, but not later than 105 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records), it being understood that the delivery by the Company of its Form 10K as filed with the SEC shall satisfy the requirements of this Section 6.1(a); and

(b) as soon as available, but not later than 60 days after the end of each Fiscal Quarter of each Fiscal Year, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries for the periods indicated, it being understood that the delivery by the Company of its Form 10Q as filed with the SEC shall satisfy the requirements of this Section 6.1(b).

VI.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

(a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

(c) promptly, copies of all financial statements and reports that the Company sends to its stockholders generally, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

(d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the reasonable request of any Bank, may from time to time reasonably request.

VI.3 Notices. The Company shall promptly notify the Agent and each Bank:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

(i) an ERISA Event;

(ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

(iii) the adoption of, or the commencement of contributions to, any Plan subject to Title IV of ERISA by the Company or any ERISA Affiliate; or

(iv) the adoption of any amendment to a Plan subject to Title IV of ERISA, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

(d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

VI.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

(a) subject to Section 7.3, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises, the nonpreservation or maintenance of which would reasonably be expected to have a Material Adverse Effect except in connection with transactions permitted by
Section 7.3 and sales of assets permitted by Section 7.2;

(c) subject to Sections 7.2 and 7.3, use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

VI.5 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 7.2. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

VI.6 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

VI.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its property, where such Lien is not otherwise permitted by Section 7.1; and

(c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

VI.8 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), noncompliance with which would reasonably be expected to have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

VI.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

VI.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent, once each Fiscal Year, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Banks and at such reasonable times during normal business hours as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists, the Agent or any Bank may do any of the foregoing at the expense of the Company as often as may reasonably be desired by the Agent or any Bank, at any time during normal business hours and without advance notice.

VI.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

VI.12 Use of Proceeds. The Company shall use the proceeds of the Loans only for
(i) the financing of the general corporate needs of the Company or any Subsidiary and (ii) the financing of Permitted Transactions and Permitted Investments.

VI.13 Financial Covenants. The Company shall maintain the following covenants (all calculations to be made on a consolidated basis, in accordance with GAAP, and by reference to the most recently audited financial statements):

(a) Minimum Interest Coverage Ratio. The Company shall not permit, as at the end of any Fiscal Quarter, its ratio of EBITDA to Consolidated Interest Expense to be less than 3.0:1, calculated by reference to the four Fiscal Quarter period then ending.

(b) Maximum Consolidated Funded Debt to Cash Flow Ratio. The Company shall not permit, as at the end of any Fiscal Quarter, its ratio of Funded Debt outstanding as at the end of such Fiscal Quarter to EBITDA for the period of four Fiscal Quarters ending on such date to exceed 3.0:1.

(c) Minimum EBITDA. The Company shall not permit, at the end of any Fiscal Quarter, EBITDA for the period of four Fiscal Quarters then ending to be less than $20,000,000.

6.14 Further Assurances. The Company will, and will cause each Wholly-Owned Subsidiary to, take such actions as are reasonably necessary or as the Agent (acting at the request of any Bank) may reasonably request from time to time to ensure that the Obligations are guaranteed by all Wholly-Owned Subsidiaries of the Company pursuant to Article XI.

                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

VII.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

(a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges or levies which are not delinquent, are being contested in good faith or remain payable without penalty, or to the extent that non-payment thereof is permitted by
Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

(d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent, are being contested in good faith or remain payable without penalty;

(e) Liens incidental to the conduct of business or the ownership of properties and assets (other than any Lien imposed by ERISA) incurred in the ordinary course of business and not in connection with the borrowing of money (including Liens in connection with workers' compensation, unemployment insurance and other social security legislation);

(f) Liens on the property of the Company or any of its Subsidiaries securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other nondelinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g) Liens consisting of judgment, award or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that the time for the appeal or petition for rehearing of which shall not have expired, or the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000;

(h) easements, rights-of-way, restrictions, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties and other similar encumbrances which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of entities engaged in similar activities and similarly situated, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

(i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

(j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business or in connection with a Permitted Transaction or a Permitted Investment, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that (i) any such Lien attaches to such property concurrently with or within 60 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

(k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

(l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and
(ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

(m) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary.

VII.2 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

(b) the sale of assets to the extent that such assets are exchanged for credit against the purchase price of similar replacement assets, or the net proceeds of such sale are reasonably promptly applied to the purchase price of such replacement assets;

(c) dispositions of inventory/equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

(d) dispositions of Subsidiaries or any interest therein, provided that no such disposition may occur without the prior written consent of the Majority Banks where, (i) in the case of the disposition of all or any portion of the ownership interest in a Material Subsidiary, the Company would own 50% or less of such Material Subsidiary after giving effect to such disposition, or (ii) the Company intends to dispose of a portion of its ownership interest in a Subsidiary and such portion accounted for more than 5% of EBT for the preceding four-Fiscal Quarter period; and

(e) dispositions not otherwise permitted hereunder which are made for fair market value; provided that, (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) at least 85% of the aggregate sales price from such disposition shall be paid in cash or equivalents, and (iii) unless the Company receives the prior written consent of the Majority Banks, the assets subject to such disposition shall not account for more than 5% of the Company's Consolidated Total Assets as at the end of the preceding Fiscal Quarter.

VII.3 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, any Person, except that any Subsidiary may merge or consolidate with or into the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; provided further that, if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation.

VII.4 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

(a) investments in cash and cash equivalents in the ordinary course of business;

(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

(d) without duplication, Permitted Transactions;

(e) investments in a Person who becomes a Subsidiary pursuant to a Permitted Acquisition or Permitted Development which are not made in connection with or otherwise in contemplation of such Permitted Acquisition or Permitted Development; and

(f) Permitted Investments not otherwise permitted hereunder, provided that the aggregate net book value of such investments does not exceed 15% of Consolidated Total Assets as at the end of the immediately preceding Fiscal Quarter.

VII.5 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to
Section 7.8;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 7.5;

(d) Indebtedness secured by Liens permitted by Section 7.1(i), provided that the aggregate amount of assets subject to such Liens does not exceed 10% of Consolidated Total Assets as at the end of the immediately preceding Fiscal Quarter;

(e)  Indebtedness incurred in connection with leases permitted pursuant to
Section 7.10;

(f) any other unsecured Indebtedness of the Company not otherwise permitted hereunder and incurred after the Closing Date, provided that, as at the time of creation, assumption, or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Indebtedness of the Company does not exceed 5% of Consolidated Total Assets at the end of the immediately preceding Fiscal Quarter;

(g) Indebtedness (i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refinance, discharge or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of, any Indebtedness described in subsections 7.1(a) through (g); provided that the incurring of Indebtedness under this subsection (g) shall not
(1) accelerate the date of any required repayment, repurchase or redemption of any Indebtedness described in subsections 7.1(a) through (g), (2) include the repayment, repurchase or redemption of subordinated Indebtedness by or with any Indebtedness other than subordinated Indebtedness or (3) involve the repayment, repurchase or redemption of Indebtedness of the Company by or with Indebtedness of any Subsidiary of the Company; and

(h) Indebtedness secured by Liens permitted by Section 7.1(j) and (m).

VII.6 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arms'-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

VII.7 Use of Proceeds. (a) The Company shall not use any portion of the Revolving Loan proceeds, directly or indirectly, other than in connection with
(i) the financing of the general corporate needs of the Company or any Subsidiary and (ii) the financing of Permitted Transactions or Permitted Investments.

(b) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

(c) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh).

VII.8 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

(a) endorsements for collection or deposit in the ordinary course of business;

(b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

(c) guaranties of the Company given in respect of leases entered into by its Subsidiaries;

(d) guaranties of the Company given in respect of the Indebtedness of Subsidiaries of the Company to the extent permitted under Section 7.5;

(e) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.8;

(f) any Earnout incurred in connection with a Permitted Transaction or a Permitted Investment; and

(g) guaranties of the Company given in respect of the Indebtedness of any Minority Owned Person of the Company, provided that the net book value of such guaranties does not exceed 7% of Consolidated Total Assets as at the end of the immediately preceding Fiscal Quarter.

VII.9 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than (a) in the ordinary course of business and (b) in connection with a Permitted Transaction or a Permitted Investment.

VII.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

(a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

(b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business;

(c) leases entered into by the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions permitted under subsection 7.2(d); and

(d) capital leases other than those permitted under clauses (a) and (c) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate assets subject to such capital leases shall not exceed 7% of Consolidated Total Assets as at the end of the immediately preceding Fiscal Quarter.

VII.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other ownership interests, or purchase, redeem or otherwise acquire for value any shares of its capital stock or other ownership interests, or any warrants, rights or options to acquire such shares or other ownership interests, now or hereafter outstanding; except that the Company and any Subsidiary may:

(a) declare and make dividend payments or other distributions payable solely in its common stock;

(b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(c) any Subsidiary may declare or make any such dividend payment or other distribution, provided that any such dividend payment or other distribution shall be proportionate to the ownership interests of the Persons in whose favor such dividend payment or other distribution is declared or made (but need not be proportionate as between different classes of equity or ownership interests); and

(d) any Subsidiary may purchase or acquire its own capital stock or other equity or ownership interests from a Person other than the Company or another Subsidiary of the Company.

VII.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

VII.13 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

VII.14 Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity except Permitted Businesses.

VII.15 Take or Pay Contracts. The Company will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Company or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

VII.16 Modification of Certain Agreements. The Company will not consent to any amendment, supplement or other modification of any of the terms or provisions (including with respect to any instruments evidencing any Subordinated Debt, any provision in respect of acceleration, covenant, default, subordination, sinking fund, repayment, required repurchase, interest rate or redemption thereof or relating thereto) contained in any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption, if such amendment, supplement or other modification does not otherwise have an adverse effect on the rights of the Banks.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

VIII.1 Event of Default. Any of the following shall constitute an "Event of Default":

(a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2, 6.3, 6.9, or 6.13 or in Article VII; or

(d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

(e) Cross-Default. The Company or any Material Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)  Insolvency; Voluntary Proceedings.  The Company or any Material
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)  Change of Control.  There occurs any Change of Control; or

(l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, and such revocations, failure to renew, loss or imposition has or would reasonably be expected to have a Material Adverse Effect; or

(m)  Adverse Change.  There occurs a Material Adverse Effect; or

(n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in Article XI; or, except as specifically provided in Article XI, Article XI is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, and such failure, revocation, invalidation, cessation, contest or denial has or would reasonably be expected to have a Material Adverse Effect.

VIII.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

(a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

VIII.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

VIII.4 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of Section
6.13 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                  ARTICLE IX

                                   THE AGENT
                                   ---------

IX.1  Appointment and Authorization.  Each Bank hereby irrevocably (subject to
Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and any other instruments and agreements referred to herein or therein and to exercise such powers and perform such duties hereunder and thereunder as are expressly delegated to or required of it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

IX.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through its agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

IX.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan

Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

IX.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b)  For purposes of determining compliance with the conditions specified in
Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

IX.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

IX.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

IX.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Agent-Related Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

IX.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such

Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

IX.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks and the Company. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and obtaining the Company's consent, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

IX.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

(i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

(c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to another Bank, such other Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

X.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

(a) except as otherwise expressly permitted under this Agreement, increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

(d) except as otherwise expressly permitted under this Agreement, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

(e)  amend this Section, or Section 2.14, or any provision herein providing for
                            ------------
consent or other action by all Banks; or

(f) release any Subsidiary from its respective obligations under Article XI or amend or waive Article XI as it applies to any Subsidiary; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

X.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be promptly confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

(c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

X.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

X.4  Costs and Expenses.  The Company shall:
     ------------------

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.1(e)) for reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

(b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for reasonable costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

X.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an

"Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

X.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of setoff, and such payment or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

X.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

X.8 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

(b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall become a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.8(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

(d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

(e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

X.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a nonconfidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

X.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

X.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including reasonable Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a setoff.

X.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

X.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

X.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

X.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

X.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

X.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 10.17 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

X.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                                  ARTICLE XI

                                   GUARANTY
                                   --------

XI.1  The Guaranty.   Subject to Section 11.3, the Guarantors hereby, jointly
and severally, unconditionally and irrevocably guarantee to the Banks and the Agent, and to each of them, the due and punctual payment, observance and performance of all of the Guaranteed Obligations when and as due, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to the terms hereof and thereof, and the Guarantors hereby, jointly and severally, unconditionally and irrevocably agree to cause payment or performance of the Guaranteed Obligations to be made punctually as and when the same shall become due upon demand. This Guaranty shall be of payment and performance and not of collection merely.

XI.2 Guaranty Unconditional. Subject to Section 11.3, the obligations of the Guarantors under this Article XI shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, by operation of law or otherwise;

(ii)  any modification or amendment of or supplement to any Loan Document;

(iii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any Guaranty Obligation or other liability of any third party, for any Guaranteed Obligation;

(iv) any change in the corporate existence, structure or ownership of the Company or any other Guarantor (unless such Guarantor ceases to be a Wholly-Owned Subsidiary after giving effect to such change as described in Section 11.3), or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other Guarantor or its assets or any resulting release or discharge of any Guaranteed Obligation;

(v) the existence of any claim, setoff or other right which such Guarantor may have at any time against the Company, the Agent, any Bank or any other
Person, whether or not arising in connection with the Loan Documents;

(vi) any invalidity or unenforceability relating to or against the Company or any other Guarantor for any reason of the whole or any provision of any Loan Document, or any provision of applicable law purporting to prohibit the payment or performance by the Company of the Guaranteed Obligations; or

(vii) any other act or omission to act or delay of any kind by the Company, any other Guarantor, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 11.2, constitute a legal or equitable discharge of the obligations of such Guarantor under this Article XI.

XI.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The obligations of each Guarantor under this Article XI shall remain in full force and effect until either (a) all of the Commitments shall have been terminated, and all of the Guaranteed Obligations shall have been paid in full in cash or (b) such Guarantor ceases, in accordance with the terms of this Agreement, to be a Wholly-Owned Subsidiary of the Company, whichever occurs first. If at any time all or any part of any payment previously applied to any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the obligations of the Guarantors under this Article XI with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

XI.4 Waiver. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person or any collateral.

XI.5 Subrogation. Each Guarantor irrevocably waives any claim or right which such Guarantor may now or hereafter acquire against the Company or any other Person that arises from the existence, payment or performance of such Guarantor's obligations under this Article XI, including (without limitation) any right of subrogation, contribution, reimbursement or indemnification.

XI.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Majority Banks.

XI.7 Subordination of Indebtedness. Any indebtedness of the Company for borrowed money now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the payment of the Guaranteed Obligations, and if a default in the payment of any amount owing under the Loan Documents shall have occurred and be continuing, any such indebtedness of the Company owed to any Guarantor, if collected or received by such Guarantor, shall be held in trust by such Guarantor for the Banks and be paid over to the Agent for application in accordance with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago by their proper and duly authorized officers as of the day and year first above written.

NATIONAL SURGERY CENTERS, INC.


By: ______________________
Title: ___________________


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent


By: _________________________
Title: ______________________


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as a Bank


By: _________________________
Title: ______________________


CORESTATES BANK, N.A.,


By: _________________________
Title: ______________________


FIRSTAR BANK MILWAUKEE, N.A.,


By: _________________________
Title: ______________________

HARRIS TRUST & SAVINGS BANK,


By: _________________________
Title: ______________________


SUNTRUST BANK, NASHVILLE, N.A.,


By: _________________________
Title: ______________________
The undersigned are executing a counterpart to the Credit Agreement, dated as of November __, 1997, among National Surgery Centers, Inc., certain guarantors, certain banks, and Bank of America National Trust and Savings Association, as agent, as amended from time to time, for purposes of becoming a "Guarantor" thereunder:


KPSC, INC., NSC AUBURN, INC., NSC PORT ST. LUCIE, INC., NSC BROWNSVILLE, INC., NORTHERN ROCKIES SURGICENTER, INC., NSC KENT, INC., NSC HOUSTON, INC., NSC CHANNEL ISLANDS, INC., NSC FAYETTEVILLE, INC., NSC NORMAN, INC., NSC GREENSBORO WEST, INC., NSC GREENSBORO, INC., NSC EDMOND, INC., NSC SEATTLE, INC., NSC CONNECTICUT, INC., NSC PROVO, INC., NSC MANAHAWKIN, INC., NSC ELIZABETHTOWN, INC., NATIONAL SURGERY CENTERS - BAKERSFIELD, INC., NSC LAS VEGAS, INC., NSC - LAS VEGAS EAST, INC., WALK-IN AND OUT SURGERY CENTER, INC., NATIONAL SURGERY CENTERS - SANTA MONICA, INC., NSC PHOENIX, INC., NSC DALLAS, INC., ENDOSCOPY CENTER AFFILIATES, INC., NSC MIAMI, INC., NSC - SARASOTA, INC., NSC ATLANTA, INC., NSC OKLAHOMA CITY, INC., NSC MIDWEST CITY, INC., CONNECTICUT SURGICAL CENTER, INC., and EYE MICROSURGERY CENTER, INC.,


By: _________________________

Title: ______________________

     SCHEDULE 2.1
     ------------



COMMITMENTS
-----------
AND PRO RATA SHARES
-------------------



                                                   Pro Rata
          Bank                  Commitment           Share
          ----                  ----------           -----

Bank of America National
Trust and Savings
Association                     $25,000,000         41.7%

CoreStates Bank, N.A.            $8,750,000         12.075%

Firstar Bank Milwaukee, N.A.     $8,750,000         12.075%

Harris Trust and Savings Bank    $8,750,000         12.075%

SunTrust Bank, Nashville, N.A.   $8,750,000         12.075%


TOTAL                           $60,000,000         100%

SCHEDULE 10.2
-------------



OFFSHORE AND DOMESTIC LENDING OFFICES,
--------------------------------------
ADDRESSES FOR NOTICES
---------------------


NATIONAL SURGERY CENTERS, INC.
------------------------------
30 South Wacker Drive
Suite 2302
Chicago, Illinois 60601

Attention:    Bryan S. Fisher
              Chief Financial Officer

Telephone:    (312) 655-1571
Facsimile:    (312) 655-0239


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------

Bank of America National Trust
and Savings Association
Agency Management Services #33499
231 South La Salle Street, 8th Floor
Chicago, IL 60697
Attention:  Jay McKeown
Assistant Vice President
Telephone: (312) 828-7299
Facsimile: (415) 974-9102

     EXHIBIT A

     NOTICE OF BORROWING
     -------------------


Date:  ________________, ____


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of October __, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among National Surgery Centers, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

The undersigned, National Surgery Centers, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

1.  The Business Day of the proposed Borrowing is
________________________, _____.

2. The aggregate amount of the proposed Borrowing is $_____________________.

3. The Borrowing is to be comprised of $___________ of [Base Rate] [Offshore Rate] Loans.

[4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the combined Commitments of the Banks.


NATIONAL SURGERY CENTERS, INC.



By: _________________________

Title: ______________________

     EXHIBIT B

     NOTICE OF CONVERSION/CONTINUATION



Date:  ________________, ______

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of October __, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among National Surgery Centers, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

The undersigned, National Surgery Centers, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1. The Conversion/Continuation Date is ____________, ____.

2. The aggregate amount of the Loans to be [converted] [continued] is $______________.

3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [____ days] [____ months].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Offshore Rate Loan to a Base Rate Loan unless such Offshore Rate Loan shall have become due and payable, whether according to scheduled maturity or earlier as provided in the Credit Agreement or elsewhere;

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(c) the proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the combined Commitments of the Banks.



NATIONAL SURGERY CENTERS, INC.



By: ________________________

Title: _____________________

     EXHIBIT C


     NATIONAL SURGERY CENTERS, INCORPORATED
     COMPLIANCE CERTIFICATE



  Financial
  Statement Date:  ____________, ___


Reference is made to that certain Credit Agreement dated as of October ___, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among National Surgery Centers, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the __________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [6.1(a)] of the Credit Agreement.]

1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, ___ and (b) the related consolidated statements of income or operations, [retained earnings,] shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, [reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit] and accompanied by the opinion of _________________ or another nationally-recognized certified independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries for the periods indicated and on a basis consistent with prior periods.

     or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [6.1(b)] of the Credit Agreement.]

1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, ___, and (b) the related unaudited consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, [setting forth in each case in comparative form the figures for the previous year,] and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

4. The following financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, ____.


NATIONAL SURGERY CENTERS, INC.



By: ______________________________

Title: ___________________________

     [attach calculation worksheet]

     EXHIBIT D

     FORM OF OPINION OF COUNSEL TO THE COMPANY AND THE GUARANTORS

     EXHIBIT E

     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, _____ is made between ______________________________
(the "Assignor") and __________________________ (the "Assignee").


     RECITALS

WHEREAS, the Assignor is party to that certain
Credit Agreement dated as of October __, 1997 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among National Surgery Centers, Inc., a Delaware corporation (the "Company"), certain guarantors, the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans are outstanding under the Credit Agreement];

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


1.  Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

[If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Loans assigned.]

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
Article III or Sections 10.4 and 10.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________ and the Assignee's outstanding Loans (assuming no repayments or new fundings after ______) will be $_______.

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________ and the Assignor's outstanding Loans (assuming no repayments or new fundings after ________) will be $__________.

2.  Payments.

(a)  As consideration for the sale, assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

(b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.8(a) of the Credit Agreement.


3.  Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment[,] [and] Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.


4.  Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.


5.  Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be

________, ____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

     (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

     (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.8(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

     (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

     [(iv) the Assignee shall have complied with Section 9.10(a) of the Credit Agreement (if applicable);

     (v) the processing fee referred to in Section 2(b) hereof shall have been paid to the Agent; and

     (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement.

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as
Schedule 1.

[6.  Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7.  Withholding Tax.

The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.  Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;
(ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.


9.  Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.


10.  Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any setoff or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the nonexclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

     [ASSIGNOR]


By:
   --------

Title:
      -----

By:
   --------

Title:
      -----

Address:


     [ASSIGNEE]


By:
   --------

Title:
      -----

By:
   --------

Title:
      -----

Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


     _______________, 19__



Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn.:  Global Agency #5596

National Surgery Centers, Inc.
[address]

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of October __, 1997 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among National Surgery Centers, Inc. (the "Company"), certain guarantors, the Banks referred to therein and Bank of America National Trust and Savings Association as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the "Assignee") of
_____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and] the aggregate amount of its outstanding Loans is $_____________.

2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, National Surgery Centers, Incorporated to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

3.  The following administrative details apply to the Assignee:

(A)  Notice Address:

Assignee name: __________________________
Address:  _______________________________
_______________________________
_______________________________
Attention:  _____________________________
Telephone:  (___) _______________________
Telecopier:  (___) ______________________
Telex (Answer-back):  ____________________

(B)  Payment Instructions:

Account No.:  ___________________________
At:      ___________________________
    ___________________________
         ___________________________
Reference:    ___________________________
Attention:    ___________________________

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


Very truly yours,

[NAME OF ASSIGNOR]


By:
   --------

Title:
      ________________________


By:
   --------

Title:
      ________________________

[NAME OF ASSIGNEE]


By:
   --------

Title:
      ________________________


By:
   --------

Title:
      ________________________



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


NATIONAL SURGERY CENTERS, INC.


By:
   --------

Title:
      __________________________



BANK OF AMERICA NATIONAL TRUST AND
 SAVINGS ASSOCIATION, as Agent


By: __________________________

Its: _________________________

                                   EXHIBIT F
                                   ---------


                            FORM OF PROMISSORY NOTE
                            -----------------------


$___________      _________, 199__


FOR VALUE RECEIVED, the undersigned, National Surgery Centers, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________ (the "Bank") the principal sum of ____________ Dollars
($___________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of October __, 1997 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, certain guarantors, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates, at the place and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, at the place and otherwise as provided in the Credit Agreement.

The Bank is authorized to endorse the amount of and the date on which each Loan is made, the maturity date therefor and each payment of principal and interest with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for voluntary and mandatory prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois.



NATIONAL SURGERY CENTERS, INC.



By:
   ___________________________

Title:
      ________________________

     Schedule A to Note



     BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS
     ------------------------------------------------

           (2)         (3)         (4)
           Amount      Maturity    Amount of
           of          Date of     Base        (5)
  (1)      Base        Base        Rate Loan   Notation
  Date     Rate Loan   Rate Loan   Repaid      Made By
--------   ---------   ---------   ---------   --------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   ---------   ---------

--------   ---------   --------    ---------

--------   ---------   --------    ---------

--------   ---------   --------    ---------

--------   ---------   --------    ---------

--------  ---------  ----------  -----

--------  ---------  ----------  -----

--------  ---------  ----------  -----

--------  ---------  ----------  -----

--------  ---------  ----------  -----

     Schedule B to Note


     OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS
     --------------------------------------------------------



        (2)        (3)        (4)
        Amount     Maturity   Amount of
        of         Date of    Offshore     (5)
(1)     Offshore   Offshore   Rate         Notation
Date    Rate Loan  Rate Loan  Loan Repaid  Made By
------- ---------  ---------  -----------  -------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------

------- ---------  ---------  -----------


--------  ---------  ----------  -----

--------  ---------  ----------  -----

--------  ---------  ----------  -----

--------  ---------  ----------  -----

--------  ---------  ----------  -----